Exhibit 99.1

8310 S. Valley Highway
Suite 300
Englewood, CO 80112
Phone: 720-981-1185

Trading Symbol: VGZ
NYSE American and TSX Stock Exchanges

Vista Gold Provides Notice of Third Quarter 2026 Financial Results and Conference Call

Denver, Colorado, November 9, 2026 – Vista Gold Corp. (NYSE American and TSX: VGZ) will release its financial results for the quarter ended September 30, 2026, before the market opens on Thursday, November 12, 2026.

The Company will host a conference call on November 12, 2026, at 8:00 a.m. MST (10:00 a.m. EST) to review financial results for the quarter ended September 30, 2026 and provide updates on ongoing corporate and project activities.

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 20627

This call will be archived and available at www.vistagold.com after November 12, 2026. An audio replay will also be available through November 30, 2026 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 20627#.

About Vista Gold Corp.

Vista Gold holds the Mt Todd gold project, a development-stage gold deposit located in the favorable mining jurisdiction of Northern Territory, Australia. Mt Todd offers a large gold mineral reserve with development optionality, expansion opportunities, and exploration upside. With advanced local infrastructure, strong community support, and demonstrated economic feasibility, Mt Todd has the potential to become a long-lived, globally significant gold operation. For more information visit www.vistagold.com.

Investor Relations Contact

Pamela Solly
Vice President, Investor Relations

psolly@vistagold.com
+1 720 877 0132

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information. These forward-looking statements and forward-looking information include, but are not limited to, statements regarding the anticipated date on which the Company expects to release its financial results for the quarter ended September 30, 2026, and host its related conference call. They also include, but are not limited to, statements regarding the Company’s belief that Northern Territory, Australia is a favorable mining jurisdiction; the Company’s belief that Mt Todd offers a large gold mineral reserve with development optionality, expansion opportunities, and exploration upside; and the Company’s belief that Mt Todd has the potential to become a long-lived, globally significant gold operation.